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David P. Joint
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McMoRan Exploration Co. Updates
Gulf of Mexico Exploration & Development Activities

NEW ORLEANS, LA, December 2, 2010 – McMoRan Exploration Co. (NYSE: MMR) today updated its shallow water Gulf of Mexico exploration and development activities, including in-progress drilling at three ultra-deep prospects and two deep gas prospects and other activities.

Shallow Water, Ultra-deep Exploration Activities

The Blackbeard East ultra-deep exploration well commenced drilling on March 8, 2010 and is currently drilling below 29,000 feet.  The well has a proposed total depth of 29,950 feet and McMoRan has applied for a permit to deepen the well to a new proposed total depth of 31,500 feet.

In addition to deepening the well to evaluate additional targets, McMoRan is formulating plans to evaluate the 178 net feet of hydrocarbon bearing sands encountered in the Blackbeard East well to date.  McMoRan’s opportunities at Blackbeard East include 84 net feet of hydrocarbon bearing sands between 19,500 and 19,700 feet in the Upper Miocene, 54 net feet of hydrocarbon bearing sands on 15 feet of water at 24,200 feet in the Middle Miocene and 40 net feet of hydrocarbon bearing sands on 22 feet of water at 24,600 feet in the Middle Miocene.  Assuming the sands below 24,000 feet have similar thicknesses higher on the structure, the up-dip potential would approximate 69 feet and 62 feet, respectively.  Net pay counts were determined from additional petrophysical evaluation of wireline logs, side wall cores and formation tests.

Blackbeard East is located in 80 feet of water on South Timbalier Block 144.  McMoRan holds a 38.5 percent working interest and 30.7 percent net revenue interest in the well.  Upon completion of the previously announced acquisition of Plains Exploration & Production Company’s (NYSE: PXP) shallow water Gulf of Mexico (GOM) shelf assets, McMoRan would hold a 70.0 percent working interest and 56.2 percent net revenue interest in Blackbeard East.  The PXP transaction is subject to McMoRan shareholder approval of the issuance of common stock to PXP, as required by New York Stock Exchange rules, the completion of financing transactions, receipt of regulatory approvals and other customary closing conditions.  Other working interest owners in Blackbeard East include: Energy XXI (NASDAQ: EXXI) (18.0%), W.A. "Tex" Moncrief, Jr. (10.0%) and a private investor (2.0%).

On April 7, 2010, McMoRan commenced drilling the Davy Jones offset appraisal well on South Marsh Island Block 234, two and a half miles southwest of the Davy Jones discovery well.  The well is currently drilling below 24,300 feet towards a proposed total depth of 29,950 feet.  The offset appraisal well (Davy Jones #2) is expected to test similar sections up-dip to the discovery well, as well as deeper objectives, including potential additional Wilcox and possibly Cretaceous (Tuscaloosa) sections.

Davy Jones involves a large ultra-deep structure encompassing four OCS lease blocks (20,000 acres).  McMoRan holds a 32.7 percent working interest and 25.9 percent net revenue interest in Davy Jones.  Upon completion of the PXP transaction, McMoRan would hold a 60.4 percent working interest and 47.9 percent net revenue interest in Davy Jones.  Other working interest owners in Davy Jones include: EXXI (15.8%), Nippon Oil Exploration USA Limited (12%), W.A. "Tex" Moncrief, Jr. (8.8%) and a private investor (3%).

The Lafitte ultra-deep exploration well commenced drilling on October 3, 2010 and is currently drilling below 9,700 feet towards a proposed total depth of 29,950 feet.  Lafitte is located on Eugene Island Block 223 in 140 feet of water.  The well is targeting Middle and Deep Miocene objectives below the salt weld.  McMoRan holds a 40.5 percent working interest and 32.8 percent net revenue interest in the prospect.  Upon completion of the PXP transaction, McMoRan would hold a 72.0 percent working interest and 58.3 percent net revenue interest in Lafitte.  Other working interest owners in Lafitte include: EXXI (18.0%), and W.A. "Tex" Moncrief, Jr. (10.0%).

Shallow Water, Deep Gas Exploration Activities

The Laphroaig No. 2 well in St. Mary Parish, Louisiana commenced drilling on September 24, 2010, and is currently drilling below 16,500 feet with a planned total depth of 20,000 feet.  The well is targeting proven undeveloped reserves identified by the discovery well as well as additional exploration potential.  The Laphroaig discovery well was drilled in 2007.  McMoRan has a 37.3 percent working interest and a 28.5 percent net revenue interest in the Laphroaig prospect.  EXXI holds an 18.6 percent working interest.

The Platte deep gas exploration well in Vermilion Parish, Louisiana commenced drilling on November 19, 2010 and is currently drilling below 3,500 feet.  The well has a proposed total depth of 17,000 feet and is targeting lower Miocene age sands.  McMoRan holds a 50.0 percent working interest in Platte.  EXXI holds a 50 percent working interest.

In November 2010, a production test was performed on the previously reported 105 net feet of hydrocarbon bearing sands encountered in the Blueberry Hill #9 STK1 well.  Results from the production test indicated a range of rates and pressures.  The well flowed at a gross rate as high as approximately 22 million cubic feet of natural gas per day (MMcf/d) and 1,250 barrels of condensate on a 22/64th choke with flowing tubing pressure of 13,090 pounds per square inch (PSI) and the rate at the end of the testing period approximated 16 MMcf/d and 838 barrels of condensate on a 23/64th choke with flowing tubing pressure of 7,750 PSI.  The well has been shut in while flow test results are being evaluated to assess the decrease in flowing tubing pressure.  Future operations will include additional flow testing to further evaluate the changes in reservoir pressures.

Blueberry Hill is located on Louisiana State Lease 340 in approximately 10 feet of water.  McMoRan currently owns a 42.9 percent working interest and a 29.7 percent net revenue interest in the Blueberry Hill well.  Upon completion of PXP transaction, McMoRan would own a 90.8 percent working interest and a 62.8 percent net revenue interest in Blueberry Hill.

UPCOMING INVESTOR PRESENTATION INFORMATION

On Wednesday, December 8, 2010, James R. Moffett, Co-Chairman, President and CEO of McMoRan, will be presenting at the Capital One Southcoast Energy Conference in New Orleans, Louisiana.  Mr. Moffett will be providing an update on McMoRan’s current activities and pending acquisition of PXP’s shallow water GOM shelf assets.  His presentation will be broadcast live on the Internet along with slides.  Interested parties may listen to the conference call and view the slides at “www.mcmoran.com”.  A replay of the webcast will be available through Friday, December 31, 2010.

McMoRan Exploration Co. is an independent public company engaged in the exploration, development and production of natural gas and oil in the shallow waters of the GOM Shelf and onshore in the Gulf Coast area.  Additional information about McMoRan is available on its internet website “www.mcmoran.com”.

CAUTIONARY STATEMENT: This press release contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. We caution readers that those statements are not guarantees of future performance or exploration and development success, and our actual exploration experience and future financial results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding various oil and gas discoveries, oil and gas exploration, development and production activities, capital expenditures, reclamation costs, anticipated and potential production and flow rates, statements about the potential opportunities and benefits presented by the proposed property acquisition, including expectations regarding reserve estimates and production rates, statements about the proposed financing transactions and other statements that are not historical facts. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition.  Important factors that can cause actual results to differ materially from the results anticipated by forward-looking statements include, but are not limited to, those associated with general economic and business conditions, variations in the market demand for, and prices of, oil and natural gas, drilling results, unanticipated fluctuations in flow rates of producing wells, oil and natural gas reserve expectations, the potential adoption of new governmental regulations, the ability to satisfy future cash obligations and environmental costs, adverse conditions, such as high temperatures and pressure that could lead to mechanical failures or increased costs, as well as other general exploration and development risks and hazards, the closing of the property acquisition, the exercise of preferential rights by third parties, the closing of the financing transactions, each of which depends on the satisfaction of various closing conditions, including, but not limited to, obtaining shareholder approval of the issuances of securities as required under New York Stock Exchange rules and obtaining regulatory approvals, and other factors described in more detail in Part I, Item 1A. "Risk Factors" included in our 2009 Form 10-K, as updated by our subsequent filings with the SEC. Investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after our forward-looking statements are made, including for example the market prices of oil and natural gas, which we cannot control, and production volumes and costs, some aspects of which we may or may not be able to control. Further, during the quarter, we may make changes to our business plans that could or will affect our results for the quarter. We caution investors that we do not intend to update our forward-looking statements more frequently than quarterly, notwithstanding any changes in our assumptions, changes in our business plans, our actual experience, or other changes, and we undertake no obligation to update any forward-looking statements.

IMPORTANT INFORMATION FOR INVESTORS AND STOCKHOLDERS:  In connection with the proposed transaction, McMoRan filed a definitive proxy statement with the SEC on November 23, 2010. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. These materials (and all other documents filed by McMoRan with the SEC) are available free of charge at www.mcmoran.com.  Investors and security holders may also obtain the proxy statement and other documents filed with the SEC by McMoRan free of charge at the SEC's web site, www.sec.gov.

McMoRan's directors and executive officers and other persons may be deemed, under SEC rules, to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding McMoRan’s directors and officers can be found in its proxy statement filed with the SEC on March 25, 2010. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the transaction, by security holdings or otherwise, is contained in the proxy statement filed with the SEC.

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